UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

NANO MOBILE HEALTHCARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55155	93-0659770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Columbus Circle, 15th Floor

New York, NY 10019

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (917) 745-7202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2016, Nano Mobile Healthcare, Inc. (the “Company”) filed (i) a Certificate of Amendment to its Certificate of Incorporation (the “Charter”), with the Secretary of State of the State of Delaware, to effect a 10:1 reverse stock split (the “Reverse Stock Split Amendment “) of the Company’s shares of common stock, $0.001 par value (the “Common Stock”) and (ii) a Certificate of Amendment to its Charter with the Secretary of State of the State of Delaware, to increase its authorized capital stock from 500,000,000 to 1,000,000,000 shares (the “Increase in Authorized Shares Amendment”).

As previously disclosed on a Definitive Information Statement on Schedule 14C filed on February 5, 2016, the Company’s stockholders approved the Reverse Stock Split Amendment to effect a reverse stock split of the Common Stock, at a ratio of up to and including 10:1, such ratio to be determined by the Board and an amendment to the Charter to increase its authorized capital stock from 500,000,000 to 1,000,000,000 shares. On March 21, 2016, the Board of Directors of the Company selected the 10:1 reverse stock split ratio and authorized the implementation of the Reverse Stock Split Amendment and Increase in Authorized Shares Amendment.

As a result of the Reverse Stock Split Amendment, every ten shares of the Company’s pre-reverse split Common Stock will be combined and reclassified into one share of Common Stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse split, other than as a result of the payment for fractional shares. Stockholders who would otherwise hold a fractional share of Common Stock will receive (upon surrender to the exchange agent of certificates representing such shares), a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported by the OTCQB Market, on the last trading day prior to the effective date of the split. No fractional shares will be issued in connection with the Reverse Stock Split Amendment.

The reverse stock split became effective at 5:00 pm, Eastern Time, on March 21, 2016, and the Common Stock was quoted on the OTCQB Market on a post-split basis at the open of business on March 23, 2016. The Company’s post-reverse split Common Stock has a new CUSIP number: 63010B 200, but the par value and other terms of the Common Stock were not affected by the reverse stock split.

The Company’s transfer agent, Island Stock Transfer, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for Common Stock.

A copy of the Reverse Stock Split Amendment and Increase in Authorized Shares Amendment are being filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Reverse Stock Split Certificate of Amendment of the Certificate of Incorporation of Nano Mobile Healthcare, Inc., dated March 21, 2016.

3.2	Increase in Authorized Shares Certificate of Amendment of the Certificate of Incorporation of Nano Mobile Healthcare, Inc., dated March 21, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO MOBILE HEALTHCARE, INC.

Date: March 24, 2016	By: /s/ Joseph C. Peters
	Name:	Joseph C. Peters
	Title:	Chief Executive Officer

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